SUBSIDIARIES OF REGISTRANT

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                                                              State of
                 Company Name                               Incorporation
                 ____________                               _____________
Metropolitan Investment Securities, Inc.*                   Washington

Summit Group Holding Company, Inc.                          Delaware

Summit Property Development, Inc.                           Washington

Old Standard Life Insurance Company**                       Idaho

Arizona Life Insurance Company                              Arizona

*Metropolitan Investment Securities, Inc. in some states uses the following
DBA:
      Washington Metropolitan Investment Securities, Inc.
      National Metropolitan Investment Securities, Inc.

**Old Standard Life Insurance Company in some states uses the following DBA:
      Old Standard Company
      Old Standard
      Old Standard Life

Summit Securities, Inc. in some states uses the following DBA:
      National Summit Securities, Inc.
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